SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                        Date of Report: November 15, 1999

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                            0-23723                 98-0166007
(State or Other Jurisdiction        Commission File         IRS Employer
of Incorporation)                   Number)                 Identification No.)

                  270 Madison Avenue, New York, New York 10016
                    (Address of Principal Executive Offices)

                                  888-861-0205
              (Registrant's Telephone Number, including Area Code)

                               ------------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      Michael Braunhold, a resident of Israel, has been designated to serve on the Board of Directors of Ambient Corporation (the "Company"). Mr. Braunhold serves as Chief Executive Officer and Chairman of the Board of SPO Ltd., an Israeli company that specializes in medical technology related to pulse oximetry techniques, a position which he has held since March, 1998 and which he will continue to hold following his designation to the Company's Board of Directors.

      Prior to this assignment, Mr. Braunold was Senior Director of Business Development at Scitex Corporation Ltd., a multinational corporation specializing in visual information communication. As part of his corporate role, Mr. Braunold played a strategic role in managing a team of professionals assigned to M&A activities. During his 12-year tenure at Scitex, he held various positions within the worldwide organization including a period in the US as Vice President of a Scitex US subsidiary company specializing in medical imaging. Mr. Braunold originates from the UK where he obtained a B.Sc. in Management Sciences and a Master of Business Administration from Imperial College Business School, London.

      Jacob Davidson has resigned from the positions he held in the Company as Chairman of the Board of Directors, President and Chief Executive Officer. Eli Wurtman has resigned from the positions he held with the Company as Secretary and a Director.

      Aryeh Weinberg, the Company Chief Financial Officer, has been elected to serve as the Company's acting Chief Executive Officer, pending the retention by the Board of a full-time chief executive officer, and has been designated to serve on the Company's Board of Directors.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 1999                AMBIENT CORPORATION

                                       By: /s/ Aryeh Weinberg

                                       Aryeh Weinberg
                                       Acting Chief Executive Officer &
                                       Chief Financial Officer